UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 29, 2024

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-3034	41-0448030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall Minneapolis, Minnesota	55401
(Address of principal executive offices)	(Zip Code)

(612) 330-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On February 29, 2024, Xcel Energy Inc., a Minnesota corporation (“Xcel Energy”), issued $800,000,000 in aggregate principal amount of 5.50% Senior Notes, Series due March 15, 2034 pursuant to an Underwriting Agreement, dated February 26, 2024, by and among Xcel Energy and Citigroup Global Markets Inc., PNC Capital Markets LLC, and Wells Fargo Securities, LLC, as representatives of the underwriters named therein. The notes are being issued pursuant to the registration statement on Form S-3 (File No. 333-255446). A prospectus supplement relating to the offering and sale of the notes was filed with the Securities and Exchange Commission on February 27, 2024. The notes will be governed by Xcel Energy’s Indenture, dated as of December 1, 2000, as supplemented, between Xcel Energy and U.S. Bank Trust Company, National Association (as successor to Computershare Trust Company, N.A.), as trustee, and the Supplemental Indenture No. 18, dated as of February 29, 2024.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the registration statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.01	Supplemental Indenture No. 18, dated as of February 29, 2024 by and between Xcel Energy Inc. and U.S. Bank Trust Company, National Association (as successor to Computershare Trust Company, N.A.), as trustee, creating $800,000,000 aggregate principal amount of 5.50% Senior Notes, Series due March 15, 2034.

5.01	Opinion of Amy L. Schneider regarding the validity of the notes.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc.
(a Minnesota corporation)

By	/s/ Paul A. Johnson
Name:	Paul A. Johnson
Title:	Vice President, Treasurer and Investor Relations

Date: February 29, 2024